Exhibit 10.14
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MATERIAL TERMS AMENDMENT TO AGREEMENT FOR SERVICES
(Processing Renewal Term and Minimum Fees)

THIS MATERIAL TERMS AMENDMENT TO AGREEMENT FOR SERVICES (this “Amendment”) is made and entered into as of January 19, 2012 (the “Amendment Effective Date”), by and between Total System Services, Inc., a Georgia corporation (“TSYS”) and Green Dot Corporation, a Delaware corporation (“Subscriber”).

A.WHEREAS, TSYS and Subscriber are parties to that certain Agreement for Services dated September 1, 2009 (as amended, the “Agreement”); and

B.WHEREAS, TSYS and Subscriber desire to further amend the Agreement as set forth herein, in accordance with Section 22 of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Termination. The Agreement is hereby amended by adding the following as a new Section 17.4 to the Agreement:

“17.4        Termination Upon Expiration. This Agreement shall terminate upon the expiration of the Processing Term (as defined in the Processing Services Schedule).”

3.Exclusivity. The Agreement is hereby amended by adding the following sentence to the end of Section 2.4 of the Processing Services Schedule:

“For purposes of clarity, the exclusivity obligation set forth in this Section 2.4 shall not apply during the Processing Renewal Term.”

4.Processing Renewal Term. The Agreement is hereby amended by deleting Section 3.2 of the Processing Services Schedule in its entirety and replacing it with the following:

“3.2    Extension

The Processing Initial Term shall automatically renew for an additional two (2) year renewal term (the “Processing Renewal Term”). Unless terminated earlier in accordance with the Processing Services Schedule or the Agreement, the Processing Services Schedule shall expire at the end of the Processing Renewal Term. During the Processing Renewal Term, the parties shall work together on Deconversion pursuant to 4.3 of the Agreement.”

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5.Deconversion. The Agreement is hereby amended by deleting the last sentence of Section 4.2 of the Processing Services Schedule in its entirety and replacing it with the following:

“Applicable Processing Fees related to a Startup, Conversion, Wind-down or Deconversion of the Processing Services are set forth in Exhibit 1B to this Processing Services Schedule; provided, however, the aggregate Processing Fees and Expenses related to [*] under this Agreement shall not exceed [*] ($[*]) during the Processing Term.”

6.Minimum Fees. The Agreement is hereby amended by deleting Section 4.4 of the Processing Services Schedule in its entirety and replacing it with the following:

“4.4    Minimum Fees
Processing Initial Term
The [*], excluding the [*], [*] payable by Subscriber for [*] ($[*]). For each [*], the [*] shall be [*] ($[*]) for [*] and [*] ($[*]) for [*]. For each [*], the [*] shall be as follows: [*] ($[*]) for [*] ($[*]) for [*] ($[*]) for [*] ($[*]) for [*].

Processing Renewal Term
For each [*], the [*] shall be [*] ($[*]) for [*],[*] ($[*]) for [*], and [*] ($[*])[*]. For each [*], the [*] shall be [*] ($[*]) for [*], and [*] ($[*]) for [*]. If, at the end of any [*] in a [*], the actual [*] due to TSYS for such [*], less any [*], are less than the [*], then TSYS shall invoice Subscriber for the difference.”

7.Exhibit 1 B - Optional Services Notes. The Agreement shall be amended by deleting in the entirety the Optional Services Notes in Exhibit 1B (Processing Services Fees and Expenses) of the Processing Services Schedule and replacing it with the following:

“*	During the Processing Term, TSYS will receive [*]% of Subscriber's personalized card production volumes (except for any [*]) for all BIN ranges currently being processed by TSYS.

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___________________________________
*    Confidential Treatment Requested.

±    NCOA can be ran from weekly to every four months.”

8.Conflict. In the event of any conflict between the terms of the Agreement and this Amendment, this Amendment will control solely with respect to the subject matter herein. The Agreement will otherwise control.

9.Effect of Amendment. Except as specifically amended herein, the Agreement will remain in full force and effect in accordance with its terms.

10.Miscellaneous. This Amendment may be executed by facsimile and in counterparts, each of which shall be deemed an original, and both of which when taken together shall be deemed one and the same instrument. The Agreement, as amended hereby, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof, superseding any and all prior or contemporaneous agreements or understanding, whether written or oral, between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

TOTAL SYSTEM SERVICES, INC. By: /s/ William A. Pruett___________________ Name: Bill Pruett Title: Senior Executive Vice President, President North America Sales	GREEN DOT CORPORATION By: /s/ Steve Streit_________________ Steve Streit Chief Executive Officer

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